Exhibit 10.2

Dear Alan:

Reference is made to the Employment Agreement between you and Marvel Enterprises, Inc. dated as of August 13, 2001 (the "Employment Agreement"). All capitalized terms defined in the Employment Agreement shall have the same meaning herein as set forth therein.

The Employment Agreement is hereby amended, as of August 13, 2003, in the following respect:

1.   The Term is extended from August 13, 2003 through August 12, 2005.

Except as otherwise expressly provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.

If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing below.

Very truly yours,

MARVEL ENTERPRISES, INC.


By: /s/ Allen S. Lipson
    --------------------------
    Allen S. Lipson
    President and Chief Executive Officer




ACCEPTED AND AGREED TO

/s/ Alan Fine
-----------------------------
Alan Fine